CINCINNATI  FINANCIAL  CORPORATION

Mailing Address:                  P.O. BOX 145496

CINCINNATI, OHIO  45250-5496

              (513) 870-2000

Investor Contact: Heather J. Wietzel

 (513) 870-2768

Media Contact: Joan O. Shevchik

(513) 603-5323

Cincinnati Financial Corporation’s Subsidiaries Announce Appointments

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Directors, Officers and Counsel

Cincinnati, February 6, 2006 – Cincinnati Financial Corporation (Nasdaq:CINF) – Cincinnati Financial Corporation announced today that the boards of its subsidiary companies appointed directors, officers and counsel at their regular meetings on February 3, 2006.

Newly appointed to boards of The Cincinnati Insurance Company and The Cincinnati Indemnity Company were Thomas A. Joseph, CPCU, senior vice president – commercial lines; and Daniel T. McCurdy, senior vice president – bond and executive risk. Newly appointed to the board of The Cincinnati Casualty Company was parent company director Larry R. Webb, CPCU.

Boards of subsidiary companies also met and made the following promotions and new or additional appointments of officers and counsel:

Property Casualty Insurance Subsidiaries:

The Cincinnati Insurance Company

The Cincinnati Casualty Company

The Cincinnati Indemnity Company

Gary B. Givler, Vice President – Headquarters Claims

Theresa A. Hoffer, Vice President and Treasurer – Corporate Accounting

Gary A. Nichols, Vice President – Headquarters Claims

Todd H. Pendery, FLMI, Vice President – Corporate Accounting

Marc C. Phillips, CPCU, AIM, Vice President – Commercial Lines

Stephen A. Ventre, CPCU, Vice President – Commercial Lines

Anthony E. Henn, CPCU, AIM, AAM, ARe, AIT, Assistant Vice President – Commercial Lines

Brent E. Billman, CPCU, CIC, Secretary – Sales & Marketing

William M. Clevidence, CIC, Secretary – Sales & Marketing

Thomas J. Lupinetti, CPCU, ALCM, AIM, CSP, Secretary – Loss Control

Franklyn T. Shaut, Secretary – Staff Underwriting

Richard J. Taphorn, CPCU, AIM, Secretary – Staff Underwriting

Steven S. Timmel, CPCU, AIM, Secretary – Headquarters Claims

Gerald L. Varney, Secretary – Purchasing/Fleet

John B. Boylan, CPCU, APA, Assistant Secretary – Premium Audit

David T. Cunningham, AIM, Assistant Secretary – Headquarters Claims

J. Michael Hennigan, Assistant Secretary – Headquarters Claims

James D. Ogle, CPCU, AIC, Assistant Secretary – Headquarters Claims

Sean P. Sweeney, PMP, Assistant Secretary – Information Technology

Teresa L. Cracas, Counsel

The Cincinnati Life Insurance Company:

Eric N. Mathews, CPCU, AIAF, Senior Vice President – Corporate Accounting

Theresa A. Hoffer, Vice President – Corporate Accounting

Gerald L. Varney*

Sean P. Sweeney, PMP*

Teresa L. Cracas*

*Title as listed above

Cincinnati Financial Corporation offers property and casualty insurance, its main business, through The Cincinnati Insurance Company, The Cincinnati Indemnity Company and The Cincinnati Casualty Company. The Cincinnati Life Insurance Company markets life and disability income insurance and annuities. CFC Investment Company offers commercial leasing and financing services. CinFin Capital Management Company provides asset management services to institutions, corporations and individuals. For additional information, please visit the company’s Web site at www.cinfin.com.

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